UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                    PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------
            (Name, address and telephone number of agent for service)

                           Orion Network Systems, Inc.
               (Exact name of obligor as specified in its charter)

    Delaware                                                 52-2008654
    (State or other jurisdiction of                          (I.R.S. employer
    Incorporation or organization)                           Identification no.)

    2440 Research Boulevard,
    Suite 400
    Rockville, Maryland                                      20850
    (Address of principal executive offices)                 (Zip Code)
                         ------------------------------
                       Units of Senior Notes and Warrants
                   Units of Senior Discount Notes and Warrants
                       (Title of the indenture securities)

ITEM   1.         GENERAL INFORMATION.
                  Furnish the following information as to the trustee.


ITEM   1.         GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                             ADDRESS

                  Federal Reserve Bank (2nd District)           New York, NY
                  Federal Deposit Insurance Corporation         Washington, D.C.
                  New York State Banking Department             Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM   2.         AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM   3. -15.    NOT APPLICABLE

ITEM  16.         LIST OF EXHIBITS.

                  EXHIBIT 1- Restated Organization Certificate of Bankers Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

                  EXHIBIT 2-      Certificate of Authority to commence  business
                                  - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                  EXHIBIT 3- Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                  EXHIBIT 4- Existing By-Laws of Bankers Trust Company, as amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

                  Exhibit 5-      Not applicable.

                  Exhibit 6-      Consent of Bankers Trust  Company  required by
                                  Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                  Exhibit 7- A copy of the latest report of condition of Bankers Trust Company dated as of September 30, 1996.

                  Exhibit 8-      Not Applicable.

                  Exhibit 9-      Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of January, 1997.


                                                     BANKERS TRUST COMPANY



                                                     By:Susan Johnson
                                                        -------------
                                                        Susan Johnson
                                                        Assistant Vice President

Legal Title of Bank:       Bankers Trust Company              Call Date: 9/30/96                 ST-BK:   36-4840          FFIEC 031
Address:                   130 Liberty Street                 Vendor ID: D                       CERT:  00623              Page RC-1
City, State    ZIP:        New York, NY  10006                                                                             11
FDIC Certificate No.:      00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                             C400
                                   Dollar Amounts in Thousands                                     RCFD Bil Mil Thou
ASSETS
  1.   Cash and balances due from depository institutions (from Schedule RC-A):
       a.   Noninterest-bearing balances and currency and coin(1) .............                   0081           809,000  1.a.
       b.   Interest-bearing balances(2) ......................................                   0071         4,453,000  1.b.
  2.   Securities:
       a.   Held-to-maturity securities (from Schedule RC-B, column A) ........                   1754                 0  2.a.
       b.   Available-for-sale securities (from Schedule RC-B, column D).......                   1773         4,133,000  2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement  subsidiaries, and in IBFs:
       a.   Federal funds sold ................................................                   0276         5,933,000  3.a.
       b.   Securities purchased under agreements to resell ...................                   0277           413,000  3.b.
  4.   Loans and lease financing receivables:
       a.   Loans and leases, net of unearned income (from Schedule RC-C)
                                                                           RCFD 2122  27,239,000                          4.a.
       b.   LESS: Allowance for loan and lease  losses........................
                                                                           RCFD 3123     917,000                          4.b.
       c.   LESS: Allocated transfer risk reserve  ...........................
                                                                           RCFD 3128           0                          4.c.
       d.   Loans and leases, net of unearned income,
           allowance, and reserve (item 4.a minus 4.b and 4.c) ................                   2125        26,322,000  4.d.
  5.   Assets held in trading accounts ..........................................                 3545        36,669,000  5.
  6.   Premises and fixed assets (including capitalized leases) .................                 2145           870,000  6.
  7.   Other real estate owned (from Schedule RC-M) .............................                 2150           215,000  7.
  8.   Investments in  unconsolidated  subsidiaries  and  associated  companies
       (from Schedule RC-M)                                                                       2130           212,000  8.
  9.   Customers' liability to this bank on acceptances outstanding .............                 2155           577,000  9.
 10.   Intangible assets (from Schedule RC-M) ...................................                 2143            18,000  10.
 11.   Other assets (from Schedule RC-F) ........................................                 2160         8,808,000  11.
 12.   Total assets (sum of items 1 through 11) .................................                 2170        89,432,000  12.


----------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:       Bankers Trust Company                     Call Date: 9/30/96        ST-BK:    36-4840          FFIEC  031
Address:                   130 Liberty Street                        Vendor ID: D              CERT:  00623               Page  RC-2
City, State       Zip:     New York, NY  10006                                                                            12
FDIC Certificate No.:      00623

SCHEDULE RC--CONTINUED
                                                     Dollar Amounts in Thousands                      Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a.   In  domestic  offices  (sum  of  totals  of  columns  A and C from
              Schedule RC-E, part I)                                                              RCON 2200     9,391,000  13.a.
         (1)  Noninterest-bearing(1) ............................ RCON 6631         2,734,000                              13.a.(1)
         (2)  Interest-bearing .................................. RCON 6636         6,657,000                              13.a.(2)
       b.   In foreign  offices,  Edge and  Agreement  subsidiaries,  and IBFs
              (from Schedule RC-E part II)                                                        RCFN 2200    23,385,000  13.b.
         (1)   Noninterest-bearing ...............................RCFN 6631           654,000                              13.b.(1)
         (2)   Interest-bearing ..................................RCFN 6636        22,731,000                              13.b.(2)
14.    Federal  funds  purchased  and  securities   sold  under   agreements  to
       repurchase in domestic  offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a.   Federal funds purchased ........................................................      RCFD 0278     3,090,000  14.a.
       b.   Securities sold under agreements to repurchase .................................      RCFD 0279        99,000  14.b.
15.    a.   Demand notes issued to the U.S. Treasury .......................................      RCON 2840             0  15.a.
       b.   Trading liabilities ............................................................      RCFD 3548    18,326,000  15.b.
16.    Other borrowed money:
       a.   With original maturity of one year or less .....................................      RCFD 2332    17,476,000  16.a.
       b.   With original maturity of more than one year ...................................      RCFD 2333     2,771,000  16.b.
17.    Mortgage indebtedness and obligations under capitalized leases ......................      RCFD 2910        31,000  17.
18.    Bank's liability on acceptances executed and outstanding ............................      RCFD 2920       577,000  18.
19.    Subordinated notes and debentures ...................................................      RCFD 3200     1,228,000  19.
20.    Other liabilities (from Schedule RC-G) ..............................................      RCFD 2930     8,398,000  20.
21.    Total liabilities (sum of items 13 through 20) ......................................      RCFD 2948    84,772,000  21.

22.    Limited-life preferred stock and related surplus ....................................      RCFD 3282             0  22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus .......................................      RCFD 3838       500,000  23.
24.    Common stock ........................................................................      RCFD 3230     1,002,000  24.
25.    Surplus (exclude all surplus related to preferred stock) ............................      RCFD 3839       527,000  25.
26.    a. Undivided profits and capital reserves ...........................................      RCFD 3632     3,017,000  26.a.
       b. Net unrealized holding gains (losses) on available-for-sale securities ...........      RCFD 8434       (16,000) 26.b.
27.    Cumulative foreign currency translation adjustments .................................      RCFD 3284      (370,000) 27.
28.    Total equity capital (sum of items 23 through 27) ...................................      RCFD 3210     4,660,000  28.
29.    Total  liabilities,  limited-life  preferred  stock, and equity capital
       (sum of items 21, 22, and 28)........................................................      RCFD 3300    89,432,000  29.



Memorandum
To be reported only with the March Report of Condition.
   1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive  level of auditing work performed
         for the bank by  independent  external  auditors as of any date                                          Number
         during   1995   ...................................................................      RCFD 6724       N/A      M.1

1  =   Independent audit of the bank conducted in accordance        4  =  Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank          authority)
2  =   Independent audit of the bank's parent holding company       5  =  Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing           auditors
       standards by a certified public accounting firm which        6  =  Compilation of the bank's financial statements by external
       submits a report on the consolidated holding company               auditors
       (but not on the bank separately)                             7  =  Other audit procedures (excluding tax preparation work)
3  =   Directors' examination of the bank conducted in              8  =  No external audit work
       accordance with generally  accepted  auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

----------
(1)      Including total demand deposits and noninterest-bearing time and savings deposits.

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this  21st  day of  MARCH in the Year of our
                                    Lord   one   thousand   nine   hundred   and
                                    ninety-six.



                                                  Peter M. Philbin
                                                  ----------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred
         Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6.  The  foregoing  amendment  of  the  organization   certificate  was
authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                                             James T. Byrne, Jr.
                                                             -------------------
                                                             James T. Byrne, Jr.
                                                             Managing Director


                                                             Lea Lahtinen
                                                             -------------------
                                                             Lea Lahtinen
                                                             Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                            Lea Lahtinen
                                                            --------------------
                                                            Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
         --------------
         Notary Public

           SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York               Office of the Superintendent of
           No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                 This 21st day of March, 1996
Commission Expires September 19, 1996